Exhibit 5.1

3001 PGA BOULEVARD, SUITE 305
PALM BEACH GARDENS, FLORIDA 33410

TELEPHONE (561) 686-3307 • FACSIMILE (561) 420-0068

www.nasonyeager.com

February 24, 2021

Forward Industries, Inc.

700 Veterans Memorial Highway

Suite 100

Hauppauge, New York 11788

Re:          Forward Industries, Inc. / Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Forward Industries, Inc., a New York corporation (the “Company”) in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) covering 1,291,000 shares (the “2021 Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which are issuable under the Forward Industries, Inc. 2021 Equity Incentive Plan (“2021 Plan”). The Registration Statement also includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3, to be used by the Company’s directors and executive officers (the “Selling Shareholders”), in connection with reoffers and resales on a continuous or delayed basis of 527,082 shares of Common Stock that may be acquired by the Selling Shareholders pursuant to outstanding stock options (“Affiliate Option Shares”) previously granted under the 2011 Long Term Incentive Plan (“2011 Plan”).

In connection with this opinion, we have examined such documents and such matters of fact and law as we have deemed necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

We have also assumed with respect to the shares being registered for reoffers and resales that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the such shares are offered and sold as contemplated by the Registration Statement and (ii) all such shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable reoffer prospectus.

The opinions expressed herein are limited to the New York Business Corporation Law, as currently in effect, and we express no opinion as to the effect of any other law of the State of New York or the laws of any other jurisdiction.

February 24, 2021

Subject to the foregoing and the qualifications, assumptions and limitations stated herein, it is our opinion that:

•	The 2021 Shares when issued and sold in accordance with the 2021 Plan and the applicable award agreements thereunder will be validly issued, fully paid and non-assessable; and

•	The Affiliate Option Shares, when issued upon exercise of the stock options in accordance with the terms of the 2011 Plan, and the applicable award agreements governing such options, will be validly issued, fully paid and non-assessable.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Form S-8 and the rules and regulations promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Nason, Yeager, Gerson, Harris & Fumero, P.A.

Nason, Yeager, Gerson, Harris & Fumero, P.A.